Redacted portions have been marked with asterisks (***). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


                                  EXHIBIT 10.8

                        SUPPLY AND DISTRIBUTION AGREEMENT
                        ---------------------------------


               THIS AGREEMENT ("Agreement"), made as of this 1st day of January, 1998, by and between SCHERING-PLOUGH ANIMAL HEALTH CORPORATION, a Delaware corporation, having its principal office located at 1095 Morris Avenue, Union, New Jersey 07083 (hereinafter, referred to as "Schering"), and PROFESSIONAL VETERINARY PRODUCTS LIMITED, a Missouri corporation, having its principal office located at 10100 J Street, Omaha, Nebraska 68127 (hereinafter, referred to as "Distributor").

                                    RECITALS
                                    --------

               WHEREAS, Schering is engaged in the business of developing, manufacturing, marketing, and selling certain Products (as hereinafter defined);

          WHEREAS, Schering owns and/or utilizes the rights to the Trademarks (as hereinafter defined);

               WHEREAS, Distributor desires the non-exclusive right to sell the Products under the Trademarks within the Territory (as hereinafter defined); and

               WHEREAS, Distributor has the authority and requisite experience and resources to distribute the Products within the Territory.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in this Agreement, Schering and Distributor hereby agree as follows:

                             ARTICLE I. DEFINITIONS
                                        -----------

               For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               1.01      "Adverse Drug Event" shall mean:

          (a) any expected or unexpected experience which is adverse, including what are commonly described as adverse or undesirable experiences, adverse events, adverse reactions, side effects, or death due to any cause associated with, or observed in conjunction with, the use of any Products, whether or not (i) considered related to the use of any Products, (ii) occurring in the course of the use of any Products, or (iii) associated with, or observed in conjunction with, an accidental or intentional overdose from any Products, abuse of any Products, or dependency on or withdrawal from any Products; or

          (b) any failure of expected pharmacological action of any Products, including, without limitation, deterioration or contamination of any Products or any mistake in the labeling of any Products.

               1.02 "Affiliate" shall mean any entity, directly or indirectly, controlling, controlled by, or under common control with a Party. For purposes of this definition, "control" shall mean: (a) ownership of more than fifty percent (50%) of the equity capital or other ownership interest in or of such Affiliate; (b) the power to control or otherwise direct the affairs of such Affiliate; or (c) in the case of non-stock organization, the power to control the distribution of profits.

               1.03 "Confidential Information" shall mean any technical, financial and business information relating to a Party's research, development, inventions, products, production, manufacturing, finances, marketing, customers, or business plans, including, without limitation, trade secrets, know-how, data, formulae, processes, other intellectual property, or confidential communications, that (i) is or has been disclosed to or otherwise received or obtained by a Receiving Party, whether or not in connection with or pursuant to this Agreement and (ii) has been marked by the Disclosing Party as Confidential Information or, if disclosed orally, has been confirmed in writing by the Disclosing Party as Confidential Information within thirty (30) days of such disclosure.

               1.04 "Disclosing Party" shall mean the Party (a) who discloses, and owns or otherwise possesses the rights or interests to or in, Confidential Information or (b) whose Confidential Information is the subject of any process, subpoena, or demand.

               1.05 "Good Manufacturing Practices" shall mean the laws, regulations, and orders of any governmental authority, including, without limitation, the United States Food and Drug Administration, the United States Department of Agriculture, and the United States Environmental Protection Agency, that may be applicable to the Products at any time during the term of this Agreement.

               1.06 "Parties" shall mean Schering and Distributor, and "Party" shall mean Schering or Distributor.

               1.07 "Price List" shall mean the various prices set forth on Exhibit A, which is attached hereto and made a part hereof.

               1.08 "Products" shall mean the finished, packaged products set forth on Exhibit A hereto and any amendment thereof or supplement thereto, which are manufactured by Schering, any Affiliate of Schering, or any designee of Schering or such Affiliate in accordance with the standards, specifications, and formulae established by Schering or such Affiliate. Schering shall have the right, in its sole discretion and from time to time by written notice, delete or otherwise exclude any of the Products from this Agreement.

               1.09 "Professional Service Representative" shall mean any sales representatives, administrative personnel, and agents of Distributor used or otherwise retained by Distributor for the marketing, distribution, promotion, or sale of the Products.

               1.10 "Receiving Party" shall mean the Party who (a) receives or otherwise obtains Confidential Information of the Disclosing Party or (b) is served with any process, subpoena, or demand.

               1.11 "Territory" shall mean the fifty states of the United States but shall not include any of the territories or possessions of the United States.

               1.12 Trademarks shall mean the trademarks and trade names of Schering or any Affiliate of Schering as set forth on Exhibit A hereto.

                 ARTICLE II.  REPRESENTATIONS AND WARRANTIES
                              ------------------------------

               Distributor hereby represents and warrants to Schering that, as of the date of this Agreement, the following statements are and shall be true and correct in all material respects:

          (a) ORGANIZATION AND GOOD STANDING. Distributor: (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of _________; and (ii) has the corporate power and authority to conduct the business in which it presently is engaged, to enter into this Agreement, and to perform its obligations hereunder.

          (b) AUTHORIZATION AND BINDING EFFECT. All corporate action on the part of Distributor and its officers and directors necessary for the authorization, execution, and delivery of this Agreement and for the performance of all of Distributor's obligations hereunder has been taken, and that Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of Distributor enforceable against Distributor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and other laws affecting creditors' rights generally or by general equitable principles.

          (c) EXECUTION, DELIVERY AND PERFORMANCE. The execution, delivery, and performance by Distributor of this Agreement do not: (i) violate or breach the certificate of incorporation or bylaws of Distributor; (ii) violate or conflict with any applicable laws; (iii) violate, breach, cause a default under, or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time), any agreement, contract or instrument to which Distributor is a party or by which any of its assets are bound; or (iv) result in creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any assets of Distributor.

          (d) GOVERNMENTAL AND OTHER CONSENTS. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority or any other person is required in connection with Distributor's execution and delivery of this Agreement or with the performance by Distributor of its obligations hereunder.

                        ARTICLE III. SCOPE OF AGREEMENT
                                     ------------------

               3.01 APPOINTMENT. Schering hereby appoints Distributor, and Distributor hereby accepts the appointment, as a distributor of the Products in the Territory only under the Trademarks, with the non-exclusive right to distribute the Products in the Territory.

               3.02 NO DELEGATION. Distributor shall not, without the prior written approval of Schering, appoint any other distributor, representative, dealer, or agent to sell the Products in the Territory.

               3.03 ADDITIONAL DISTRIBUTORS. Notwithstanding anything in this Agreement to the contrary, Schering shall have the right to (a) distribute the Products itself in the Territory and (b) appoint, from time to time, such other distributors as it, in its sole discretion, deems appropriate.

                 ARTICLE IV. SALE OF PRODUCTS TO DISTRIBUTOR
                             -------------------------------

               4.01 PRICING AND PRICING REVISIONS. Schering shall sell (or cause to be sold) the Products to Distributor at the prices specified on the Price List. Schering shall have the right to revise the Price List or any portion thereof at any time, which revision shall be effective upon written notice to Distributor. Any revision to the Price List shall apply to all Products shipped after the date of such notice. Payment by Distributor for the Products shall be made within thirty (30) days from the date of Schering's invoice. Due and punctual payment by Distributor of any and all indebtedness incurred by Distributor hereunder constitutes an essential condition of this Agreement.

               4.02 DELIVERY. Delivery shall be F.O.B. Omaha, Nebraska, freight and insurance prepaid. Title to and risk of loss of the Products shall pass to Distributor at the time of the delivery to Distributor at the shipping point of Schering or its designee.

               4.03 DELAY IN SHIPMENT. Except for delays resulting from force majeure as provided in Section 12.02 hereof and subject to Section 4.09 hereof, Schering shall ensure prompt delivery to Distributor of all Products ordered by Distributor under this Agreement.

               4.04 PURCHASE REQUIREMENTS. Distributor shall purchase the Products exclusively from Schering or its designee. Each purchase order of Distributor shall be for an amount of Products not less than One Thousand Dollars ($1,000) or such other amount that Schering may, at its sole discretion, reasonably establish from time to time.

               4.05 FORECASTS. Within fifteen (15) days of (a) the effective date of this Agreement and (b) the commencement of each calendar quarter thereafter, Distributor shall furnish to Schering a good-faith forecast of its requirements for all Products in each of the succeeding twelve (12) calendar months after the date of such forecast.

               4.06 PURCHASE ORDERS. Distributor shall to the extent practicable deliver to Schering or its designee a purchase order of Product not less than ten (10) days prior to the last day of each calendar month, and Schering shall have the right to reject, and shall have no liability for such rejection of, any purchase order of Distributor. Subject to Section 4.03 hereof, Schering shall diligently complete and ship (or cause to be completed and shipped) all purchase orders to the extent such purchase orders are in accordance with this Section 4.06. The only function of Distributor's purchase order shall be to set forth the quantities of the Products ordered and the date by which such Products are to be delivered, and no term or condition of Distributor's purchase order shall have, or be deemed to have, any force or effect. In the event production requirements are inadequate at any time to satisfy (a) all purchase orders received by Schering from Distributor and any other persons and (b) other purchase requirements, Schering shall allocate the available production of Products on an equitable basis. Schering may supply any of Distributor's purchase orders from whatever source Schering chooses.

               4.07 PRODUCT SPECIFICATION CHANGES. Nothing in this Agreement shall impose, or be deemed to impose, on Schering the obligation to manufacture or sell any of the Products or prevent Schering from making such changes in any of the Products as Schering, in its sole discretion, may deem appropriate.

               4.08 DIRECT SALES. Schering reserves the right to sell the Products directly to present and future customers of Schering within the Territory. Any such direct sale shall not entitle Distributor to any compensation, indemnification, damages, or other payment of any kind.

               4.09 NO LIABILITY FOR FAILURE TO SUPPLY. Distributor expressly releases Schering from liabilities for any loss or damage, including, without limitation, incidental or consequential damages or lost profits, arising from the failure of Schering or its designee to fill any order by Distributor.

                      ARTICLE V.  OBLIGATIONS OF SCHERING
                                  -----------------------

               5.01 ADEQUATE SUPPLY. Subject to Section 4.06 hereof, all applicable import, export, currency and other applicable laws and regulations, and the terms of this Agreement, Schering shall make available to Distributor for purchase the Products in quantities adequate, in the opinion of Schering, to meet the needs of Distributor's market throughout the Territory.

               5.02 DISTRIBUTOR ASSISTANCE. Schering shall render to Distributor such assistance as Schering, in its sole discretion, believes is reasonably necessary to enable Distributor, if so requested by Schering, to
(a) register the Products and (b) prepare and implement plans to disseminate information regarding the Products to the trade or the public, as the case may be.

               5.03 PRODUCT WARRANTIES. The Products delivered hereunder shall be manufactured in accordance with (a) Good Manufacturing Practices,
(b) applicable industry requirements regarding purity, shape, appearance, potency, and shelf life, and (c) Schering's quality control standards and applicable specifications for the Products. SCHERING MAKES NO WARRANTY THAT THE PRODUCTS SHALL BE FIT FOR ANY PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY STATED ON THE PRODUCT LABEL, NOR IS THERE ANY OTHER WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS STATED IN THIS AGREEMENT.

                   ARTICLE VI. OBLIGATIONS OF DISTRIBUTOR
                               --------------------------

               6.01 EXTRA-TERRITORIAL ORDERS. Distributor shall distribute the Products only in the Territory and only under the Trademarks in accordance with this Agreement. Distributor shall: (a) not solicit or accept orders for the Products from customers located outside the Territory through any means, including, without limitation, advertising; (b) not establish a sales office, warehouse, or distribution center outside the Territory for the Products; and (c) notify Schering of all inquiries or orders for the Products
(i) from
present or potential customers located outside the Territory or (ii) intended to be sold outside the Territory.

               6.02 DILIGENT EFFORTS. Distributor shall exercise diligent efforts to promote, advertise, and increase the sales of the Products in the Territory to customers in both the private and institutional sectors. Distributor shall not implement or otherwise release any advertising or promotional program and/or material prepared by or for Distributor without Schering's prior written approval. Distributor shall: (a) adhere to Schering's promotional and marketing programs; (b) implement such programs in accordance with the time frames specified by Schering; and (c) inform each of its customers in a timely manner of such programs. Schering shall have the right to reasonably establish and amend from time to time, and Distributor shall comply with, the quarterly and annual purchase goals set forth on Exhibit B, which is attached hereto and made a part hereof.

          6.03 DISTRIBUTOR'S FACILITIES. Distributor shall provide, at a minimum, the following facilities:

          (a) office space, desks, telephone service, and adequate secretarial and clerical assistance for (i) all those engaged in the promotion and sale of the Products, including, without limitation, Professional Service Representatives, and (ii) any other person who may visit the Territory in connection with the promotion or sale of the Products;

          (b) a room or area adequate for the conduct of sales and marketing meetings;

          (c) warehouse space adequate for the storage and refrigeration of the Products; and

          (d) a room or area adequate for the storage of samples of the Products and promotional literature pertaining to the Products.

          6.04 MARKETING AND SALES REPORTING. Distributor shall, within thirty (30) days from the date of receipt of a request by Schering and at such frequency as Schering shall reasonably require, furnish to Animal Health Institute EDI Project, c/o Animal Health Institute, 501 Wythe Street, Alexandria, Virginia 22314, Distributor's sales data with respect to each of the Products. Distributor shall not, without Schering's prior written consent, supply sales data in any other manner. In addition, Schering shall have the right to require, as it deems necessary in its sole discretion, any or all of the following from Distributor:

          (a) monthly reports on the inventory and sales of Products by units and sales values;

          (b) quarterly reports on all customer complaints regarding the Products in accordance with the procedures as Schering may, from time to time, establish; and

          (c) such other reports relating to the Products as Schering may reasonably require.

               6.05 FACILITY INSPECTION AND AUDIT. Distributor shall, upon reasonable notice by Schering, grant Schering or its designee access to Distributor's facility to (a) inspect such facility, (b) conduct a physical inventory of Distributor's stock of the Products, and (c) audit Distributor's books to ascertain compliance with the terms and conditions of this Agreement.

               6.06 LEGEND DRUGS. Distributor shall, with respect to any Products bearing the legend "CAUTION: FEDERAL LAW RESTRICTS THIS DRUG TO USE BY OR ON THE ORDER OF A LICENSED VETERINARIAN," sell, or caused to be sold, such Products only to, or on the order of, a duly licensed veterinarian for use in the course of the professional practice of such veterinarian or to any other person who is regularly and lawfully engaged in the distribution or dispensing of the Products bearing such legend.

               6.07 DUTIES AND OBLIGATIONS AFTER EXPIRATION. Distributor's duties and obligations under this Agreement, including, without limitation, Distributor's duties and obligations under Articles VI, VII, VIII, IX, and XI hereof, shall survive the expiration or termination of this Agreement.

               6.08 INSURANCE. During the term of this Agreement, Distributor shall, at its cost and expense: (a) maintain, and shall cause any of its Affiliates to maintain, general liability insurance, including coverage for product liability and contractual liability, in an amount not less than *********** Dollars (U.S. $******), with an umbrella coverage of not less than ********** Dollars (U.S. $******); and (b) furnish to Schering written notice of any change in or cancellation of any such insurance not less than thirty (30) days prior to the date of such change or cancellation. Distributor shall, within thirty (30) days from the date of this Agreement, furnish to Schering a certificate of insurance evidencing compliance with the requirements of this Section 6.08. Distributor's obligation to Schering shall not be limited to the amount of such insurance or the amount of insurance actually carried by Distributor.

               6.09 CREDIT WORTHINESS. Distributor shall, within ten (10) days from the date of receipt of a request by Schering, submit to Schering or its designated credit representative Distributor's most recent financial statements or such other information and documentation as Schering or such representative may reasonably request to verify Distributor's financial status, and Distributor agrees that such financial statements and other information and documentation shall be complete, true and correct in all respects.



***Confidential material omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Schering shall have the right to establish and amend, from time to time in its sole discretion, credit limits applicable to the Distributor, and the Parties agree that no shipment of Products shall be made in excess of such credit limits.

               6.10 ADVERSE DRUG EVENT REPORTING.

                    (a) Distributor shall, within twenty-four (24) hours of becoming aware of, or receiving notice of or information concerning and in accordance with applicable requirements of any governmental authority, notify Schering of any Adverse Drug Event. Such notice shall include, but not be limited to, the name, address, and telephone number of the person making the complaint or report of an Adverse Drug Event, the Products involved, and the nature of the Adverse Drug Event. Schering shall investigate any complaint or report of an Adverse Drug Event, and Distributor shall provide all reasonable and necessary information and assistance to Schering in connection with such investigation, including, without limitation, completion of Schering's form entitled "Product Experience Form" and collection of samples of the Products. Schering shall notify Distributor of the results of, and any action taken with respect to, Schering's investigation.

                    (b) Distributor shall, within thirty (30) days from the date of receipt of a request by Schering, provide to Schering a print-out or computer disk of each Adverse Drug Event reported to or known by Distributor for the twelve- (12-)month period prior to the date of such request.

                    (c) Distributor shall, within ten (10) days from the date of receipt of a request by Schering, make available to Schering or its designee, for inspection and copying by Schering or such designee, records (including computer disks) of Distributor relating to each Adverse Drug Event.

                    (d) Disclosure by Distributor of records and information concerning any Adverse Drug Event to Schering shall continue as long as Distributor continues to clinically test or market the Products.

                    (e) Schering and Distributor shall meet, in a timely fashion and from time to time as may be reasonably required, to implement the Adverse Drug Event reporting and consultation procedures prescribed in this
Article VI.

                    (f) Except as expressly provided in this Section 6.11 or as expressly required by any governmental authority, Distributor shall not make or file any report, or otherwise make any disclosure, with respect to any Adverse Drug Event.

                        ARTICLE VII. TRADEMARKS
                                     ----------

               7.01 PROTECTION. Distributor shall: (a) display the Trademarks solely in connection with the marketing, advertising, and promotion of the Products; (b) at all times recognize the validity and ownership of the Trademarks, whether owned by Schering or any Affiliate or licensor of Schering, and Schering's sole right to use and license such Trademarks in the Territory, along with any and all patents and patent applications of Schering or any Affiliate of Schering or its licensor covering the Products; and (c) at no time do, nor allow to be done by its employees, agents or representatives or any person on behalf of Distributor or its employees, agents or representatives, whether by act, omission or commission, anything that would (i) put in issue or otherwise adversely affect such validity or ownership or (ii) damage or prejudice the reputation or goodwill of Schering or any Affiliate or licensor of Schering. The Parties hereby agree and intend that any and all use of the Trademarks shall at all times inure to the benefit of Schering or any Affiliate or licensor of Schering, as the case may be, as the owners of the Trademarks. Distributor shall at no time use the name SCHERING CORPORATION or SCHERING-PLOUGH ANIMAL HEALTH CORPORATION or any trademarks, logos or designs owned by Schering or any Affiliate or licensor of Schering in or as a trademark or trade name, without the prior written consent of Schering or such Affiliate or licensor, as the case may be.

               7.02 REGISTRATION. Distributor shall not, except with the prior written consent of Schering or any Affiliate or licensor of Schering, as the case may be, take any action in respect of the registration, renewal, or infringement of the Trademarks. In the event that any such registration or renewal is secured by Distributor, then Schering or such Affiliate or licensor, as the case may be, shall be the beneficial owner of such Trademarks, and Distributor shall, upon the request of Schering or its Affiliate or licensor, in accordance with applicable law, make assignment thereof or surrender the Trademarks for cancellation. Distributor shall immediately notify Schering of any potential infringement of the Trademarks or claims that any of the Trademarks infringe the rights of any person. Schering may, in its sole discretion, determine if litigation to protect the Trademarks is warranted, and Distributor shall, at its cost and expense, cooperate with Schering in the prosecution and defense of the Trademarks. Distributor shall not adopt, register, or use any trademarks or trade names which are confusingly similar to any of the Trademarks or trade names covered by this Agreement.

                   ARTICLE VIII.  CONFIDENTIAL INFORMATION
                                  ------------------------

               8.01 CONFIDENTIALITY. During the term of this Agreement and for a period of ten (10) years after the expiration of this Agreement, a Receiving Party shall, and shall use diligent efforts to ensure that each of its officers, directors, employees and agents shall, (a) protect and hold in confidence all Confidential Information of the Disclosing Party and (b) not disclose, or cause to be disclosed; such information to any person, except as expressly provided to the contrary in this Agreement. Nothing obtained by a Receiving Party shall be deemed Confidential Information of the Disclosing Party, if such information:

          (a) is or becomes a matter of public knowledge through no act or omission of the Receiving Party; PROVIDED, HOWEVER, that information shall not be deemed a matter of public knowledge merely because it (i) is embraced by more general information in the prior possession of a Party or any other person or (ii) is expressed in public literature in general terms not specifically in accordance with Confidential Information;

          (b) is rightfully received by, or otherwise made available to, the Receiving Party from an independent person without a duty of confidentiality; or

          (c) is already in the possession of the Receiving Party at the time of receipt from the Disclosing Party, as documented by pre-existing records of the Receiving Party.

   8.02   DISCLOSURE.

          (a) A Receiving Party shall immediately notify a Disclosing Party of receipt of any process, subpoena or demand by any governmental authority or any other person, requiring production of Confidential Information of the Disclosing Party, and shall, within one (1) day from the date of such receipt, furnish to the Disclosing Party a copy of such process, subpoena or demand and of all materials and acts relating thereto. The Disclosing Party shall have the right to take any legal action to prevent disclosure of its Confidential Information, including, without limitation, the right to appear on behalf of the Receiving Party, to represent the Receiving Party, and to employ counsel of its choice for these purposes, all at its cost and expense.

          (b) The Disclosing Party shall have the right to make any legal arguments and to take any legal action, including, without limitation, trials and appeals on behalf of itself and the Receiving Party, to prevent disclosure of its Confidential Information. If a Disclosing Party elects to exercise its rights under this Section 8.02, it shall do so at its cost and expense and shall protect, hold harmless, defend, and indemnify the Receiving Party from and against any and all legal responsibility or liability from the exercise of these rights. If a Disclosing Party elects not to exercise any such rights or if, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party is nonetheless legally compelled to disclose Confidential Information of the Disclosing Party, then the Receiving Party may, without liability hereunder, disclose only that portion of such Confidential Information that it is legally compelled to disclose.

             8.03 CONFIDENTIALITY OF AGREEMENT. The provisions of this
Article 8 also shall apply to the contents of this Agreement; PROVIDED, HOWEVER, that the contents hereof may be disclosed only (a) as required by applicable law or (b) in connection with the enforcement of this Agreement.

             8.04 NOTIFICATION OF BREACH. Each Party shall notify the other Party in the event of any breach of this Article 8, including, without limitation, conditions or circumstances that indicate Confidential Information has been or may have been prejudiced or otherwise exposed to loss or unauthorized disclosure or use. A Receiving Party shall, upon request of the Disclosing Party, take all steps reasonable necessary to recover any and all Confidential Information that has been or may have been compromised, prejudiced, improperly disclosed or otherwise exposed to loss or unauthorized use. The expense of taking such steps shall be borne solely by the Receiving Party.

             8.05 RETURN OF CONFIDENTIAL INFORMATION. All Confidential Information shall be and remain the sole property of the Disclosing Party, and the Receiving Party shall have no rights or interests (except as hereinafter provided) to or in such information. Immediately upon termination of this Agreement, each Party shall discontinue the use of Confidential Information of the other Party; and the Receiving Party shall, upon the written request of the Disclosing Party, return to such Party, within thirty
(30) days from the date of receipt of such request, all items of Confidential Information of such Party, including, without limitation, all copies and originals of such items of Confidential Information.

                        ARTICLE IX. PRODUCT RECALL
                                    --------------

             9.01 NOTIFICATION. In the event any governmental authority issues a recall, or takes similar action, in connection with any Products sold or distributed by Distributor in the Territory, Distributor shall, within twenty-four (24) hours from the time of receipt or knowledge of such recall or similar action, notify Schering, and Schering and Distributor shall agree on an appropriate course of action; provided, however, that if Schering and Distributor cannot agree on a course of action, then Distributor shall implement the course of action as designated by Schering. In the event Schering requests that Distributor recall one or more of the Products, Distributor shall immediately cease all sales of such Products and take all appropriate actions to recall such Products. Schering shall bear the cost and expense of any recall requested by Schering or resulting from negligent manufacturing, packaging, or shipment by Schering. Distributor shall bear the cost and expense of any other recall. For the purposes of this Agreement, the cost and expense of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Products, but shall not include the expense or service fees associated with the time of the Professional Service Representatives, which time shall be borne solely by Distributor. In the event a recall is requested by Schering, Distributor shall be reimbursed by Schering in an amount equal to the sum paid by Distributor to Schering for the Products recalled.

             9.02 CUSTOMER RECORDS. In the event of a recall or similar action regarding any Products, Distributor shall maintain, and make available to Schering for inspection upon request, all information reasonably requested by Schering, including, without limitation, a current written record of names and addresses of its customers and lot numbers (to the extent possible) and volume of the Products purchased.

                        ARTICLE X.  TERM AND TERMINATION
                                    --------------------

             10.01 TERM. This Agreement shall become effective as of the date first above written and, except as provided in this Article X, shall continue in effect for an initial period of one (1) year, to be automatically renewed for one (1)-year periods, subject to the right of either Party to terminate this Agreement, with or without cause, at any time, upon not less than thirty
(30) days prior written notice to the other Party.

             10.02 TERMINATION FOR BREACH. Either Party may, at its option, terminate this Agreement in the event the other Party breaches any material obligation under this Agreement, including, without limitation, achievement of any of the purchase or sales-out goals or requirements, and fails to remedy or otherwise cure such breach within thirty (30) days from the date of receipt of notice of such breach given by the non-breaching Party; PROVIDED, HOWEVER, that if (a) such breach was outside the control of the other Party or (b) the other Party cures such breach within such thirty (30)-day period, then there shall be no termination of this Agreement.

             10.03 INSOLVENCY. This Agreement shall terminate immediately, without further notice or action by Schering, in the event: (a) Distributor shall become insolvent, or shall make or seek to make an arrangement with, or an assignment for the benefit of, creditors; (b) proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of, or against Distributor; or (c) a receiver or trustee of Distributor's property shall be appointed.

             10.04 GOVERNMENTAL INTERVENTION AND CHANGE OF CONTROL. This Agreement shall be terminable at any time by Schering, upon written notice to Distributor, in the event Distributor and/or any of its activities are partially or completely nationalized, expropriated, taken over, or otherwise intervened in by any governmental authority. In the event there is a change, directly or indirectly, in the control in or over Distributor, this Agreement shall terminate, without further notice or action by Schering, effective as of the moment of the occurrence of such change.

          10.05 EFFECT OF TERMINATION. Upon the effective date of expiration or termination of this Agreement:

                (a) Schering or its designee shall have the right (but not the obligation) to purchase from Distributor, and Distributor shall sell to Schering or such designee upon request, all or any portion of the inventory of Products, including samples, held by or for Distributor. Schering or its designee shall pay for such Products in the currency in which they were purchased by Distributor at Distributor's landed cost (excluding storage costs);

                (b) To the extent that Schering or its designee may have supplied to Distributor any of the Products or promotional literature for or samples of such Products, either (i) on consignment or without charge or (ii) without having duly received full invoiced value thereof, Schering or its designee shall have the right, paramount to all other persons as permitted by law, to repossess or possess, as absolute owner, all or any portion of such Products, at the warehouse of Distributor or any other person, without any charge to Schering or its designee. To determine whether full payment has been made for any Products hereunder, each shipment of Products shall be deemed a separate obligation, and Schering shall apply all payments by Distributor in the chronological order in which such shipments were made, notwithstanding any different method of application either Party may have used prior to expiration or termination of this Agreement;

                   (c) Notwithstanding any contrary payment terms established from time to time under, this Agreement, invoices for any and all Products that shall have been shipped to Distributor prior to termination or expiration of this Agreement shall become immediately due and payable;

                   (d) Distributor shall: (i) cease any and all display of the Trademarks; (ii) not register or use any trademark or trade name confusingly similar to the Trademarks; or (iii) not use or register any package designs, advertising copy, or other indicia of origin associated with Trademarks If Distributor has been recorded as a registered user of the Trademarks, then Distributor shall execute any documents reasonably requested by Schering to cancel such record; and

                   (e) Distributor shall return to Schering all originals and copies of all Confidential Information, and Distributor and its officers, directors, employees, agents, and Affiliates shall not, directly or indirectly, make, retain or use such Confidential Information, in whole or in part.

             10.06 NO LIABILITY FOR TERMINATION. Neither the expiration nor termination of this Agreement, in accordance with any provision of this Agreement or otherwise, shall subject either Party to any liability or obligation to the other Party or to any other person, either by operation of law or on any other basis, except as specifically set forth in this Agreement.

             10.07 ADDITION OF PRODUCTS. Schering shall have the right, at any time and from time to time, to add or delete Products to or from Exhibit A hereto, and such addition or deletion of Products shall not result in the termination of this Agreement, a claim of breach of contract, or any other liability on the part of Schering.

                        ARTICLE XI. INDEMNIFICATION
                                    ---------------

          11.01   INDEMNIFICATION.

                  (a) SCHERING INDEMNIFICATION. Schering shall, at its cost and expense, indemnify, defend, and forever hold harmless Distributor and its Affiliates from and against all claims, suits, actions, proceedings, damages, losses, liability, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from (i) Schering's performance or breach of its obligations under this Agreement or (ii) subject to Section 11.02 hereof, any defective Products, to the extent that such claims, suits, actions, proceedings, damages, losses, liability, costs, or expenses stem from Schering's negligence. Distributor shall immediately notify Schering of receipt of notice of any claim, suit, action, proceeding, damage, loss, liability, cost, or expense, and shall, within one (1) day from the date of such receipt, furnish to Schering a copy of such notice and all materials and facts relating thereto. Schering shall have the right, at its cost and expense, to defend, handle and control such claim, suit, action, proceeding, damage, loss, liability, cost, or expense. Distributor shall have the right, at its cost and expense, to participate.

                  (b) DISTRIBUTOR INDEMNIFICATION. Distributor shall, at its cost and expense, indemnify, defend, and forever hold harmless Schering and its Affiliates from and against all claims, suits, actions, proceedings, damages, losses, liability, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from (i) Distributor's performance or breach of its obligations under this Agreement, (ii) the storage, handling, promotion, marketing, sale, or distribution of the Products in the Territory, or (iii) Distributor's negligence, errors, or omissions. Schering shall immediately notify Distributor of receipt of notice of any claim, suit, action, proceeding, damage, loss, liability, cost, or expense, and shall, within one (1) day from the date of such receipt, furnish to Distributor a copy of such notice and all materials and facts relating thereto. Distributor shall have the right, at its cost and expense, to defend, handle and control such claim, suit, action, proceeding, damage, loss, liability, cost, or expense. Schering shall have the right, at its cost and expense, to participate.

                  (c) NO CONSEQUENTIAL DAMAGES. Schering shall not be liable to Distributor for any special or consequential damages, whether based upon lost goodwill, lost resale profits, work stoppage, or impairment of other goods or arising out of breach of warranty, breach of contract, strict liability or negligence.

                  (d) ASSISTANCE. Each Party shall provide all information in its possession and reasonable assistance to the other Party as necessary to enable the other Party to defend any such suit, claim, or demand.

             11.02 REMEDY FOR DEFECTIVE PRODUCTS. Schering shall, as soon as practicable after receipt of notice by Distributor, replace or rectify any Products which are defective or fail to meet Schering's specifications. Schering's sole obligation and Distributor's sole remedy under this Article XI shall be, at Schering's option, (a) the refund by Schering to Distributor of any amount paid to Schering by Distributor for any such Products, (b) the re-working of any such Products so that they meet the specifications, or (c) the replacement by Schering of any such Products. Schering shall have no duty to indemnify or reimburse Distributor for any other cost, expense, claim, or damage which may result from any such Products, including, without limitation, any consequential or contingent damages or lost profits.

                        ARTICLE XlI. GENERAL PROVISIONS
                                     ------------------

          12.01   COMPLIANCE WITH LOCAL LAWS.

                  (a) LOCAL LAWS AND REGULATIONS. At all times during the term of this Agreement, Distributor shall comply with all laws, regulations and policies which are in effect in the Territory and apply to the storage, handling, distribution, sale, or promotion of the Products and conduct of business under this Agreement.

                  (b) PAYMENTS TO OTHER PERSONS. No payments or benefits, if any, received by Distributor from Schering pursuant to this Agreement, or otherwise under arrangements hereafter agreed to, shall be paid to any other person, except for reasonable and necessary business expenses not violative of applicable laws or regulations.

                  (c) GOVERNMENTAL OFFICIALS. Distributor shall not hire or retain any governmental employees or officials to assist Distributor in the performance of its obligations under this Agreement, and Distributor shall not perform any services on behalf of any undisclosed persons with respect to matters covered by this Agreement. Distributor shall not pay, authorize, offer, or promise anything of value, directly or indirectly, to any governmental employee or official, political party, or candidate for political office in connection with Distributor's activities under this Agreement.

          12.02 FORCE MAJEURE. Neither Party shall be liable for any delay or failure of performance of any obligation hereunder by reason of any act or circumstance beyond the control of such Party, including, without limitation, an act of God, fire, flood, war, public disaster, strike or labor dispute, or governmental enactment, rule or regulation; PROVIDED, HOWEVER, that such Party shall: (a) be excused from such performance only to the extent of such delay; (b) take good-faith efforts that are commercially reasonable to resume performance hereunder; and (c) continue performance hereunder with the utmost dispatch as soon as the cause for such delay is removed. In the event of any delay attributable to any act or circumstance beyond the control of a Party, the time for performance affected by such act or circumstance shall be extended for a period equal to the time lost by reason of such delay. A Party asserting any excuse for delay or failure of performance of any obligation under this Section 12.02 shall immediately notify the other Party.

          12.03 NON-WAIVER. Schering's failure to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right or any other right or operate to bar the exercise of performance thereof at any time or times thereafter; nor shall Schering's waiver of any right hereunder at any time, including right to any payment, be deemed a waiver thereof for any other time.

          12.04 GOVERNING LAW. This Agreement and all issues arising under or relating to this Agreement, including, without limitation, its construction, interpretation, breach, and damages for breach, shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to its conflict of laws principles). Any action, cause of action or dispute arising under or relating to this Agreement shall be brought only in the courts of the State of New Jersey or the federal court of the United States, located in Newark, New Jersey, and each of the Parties expressly consents to personal jurisdiction in the State of New Jersey, with respect to such action, cause of action, or dispute.

          12.05 ASSIGNMENT AND AMENDMENT. This Agreement, any portion hereof, or any obligation hereunder shall not be assigned by Distributor except with the prior written consent of Schering. Neither this Agreement nor any of the terms hereof may amended, supplemented, waived, or modified except in a specific writing signed by the Parties; PROVIDED, HOWEVER, that any change in Distributor's purchase order shall not constitute, or be deemed to constitute, an amendment, supplement, waiver, or modification of this Agreement.

          12.06 SEVERABILITY. Any provision of this Agreement that may be finally determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction in the Territory for any reason shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other provision of this Agreement, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Parties shall negotiate in good faith to replace such provision with an appropriate, legal provision and, to the extent permitted by law, hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

          12.07 HEADINGS AND COUNTERPARTS. The division of this Agreement into sections, the provision of a table of contents, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          12.08 NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by means of telex, facsimile or other wire transmission (with provision for assurance of receipt in a manner typical with respect to communications of that type), or (c) mailed by registered or certified first class mail, return receipt requested, at the address or facsimile (fax) number set forth below (or to such other person, address, or facsimile (fax) number as a Party may, from time to time, designate by written notice):

                          (i)      If to Schering:

                                   Schering-Plough Animal Health Corporation
                                   1095 Morris Avenue
                                   Union, New Jersey 07083
                                   Attention:  President
                                   Fax:     (908) 629-3103;

                         (ii)      If to Distributor:


                                   -------------------------------------------
                                   -------------------------------------------
                                   -------------------------------------------
                                   Attention:_________________________________
                                   Fax:_______________________________________

          12.09 FURTHER ASSURANCES. Each of the Parties shall perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated under this Agreement.

          12.10 INDEPENDENT CONTRACTOR. Nothing contained in this Agreement shall be construed to constitute either Party as a partner or agent of the other Party or to create any other form of legal association that would impose liability upon a Party for any act or omission of the other Party or provide a Party with the right, power, or authority to create or impose any duty or obligation on the other Party, it being intended that each Party shall remain an independent contractor acting in its own name and for its own account.

          12.11 ENTIRE AGREEMENT. This Agreement, together with all Exhibits hereto, represents and contains the full and complete understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, statements, clauses, and conditions with respect to the transactions contemplated by this Agreement or which may be contained in any other form or document, including, without limitation, Distributors purchase order form.

             IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

                    PROFESSIONAL VETERINARY PRODUCTS LIMITED

                    By:  /s/ Dr. Lionel L. Reilly
                         ------------------------
                    Name: Dr. Lionel L. Reilly
                    Title:  President


                    SCHERING-PLOUGH ANIMAL HEALTH CORPORATION

                    By: /s/ Thomas F. Battaglini
                        ------------------------
                    Name:  Thomas F. Battaglini
                    Title:  Vice President, Companion Animal Business Unit

                                    EXHIBIT A
                                    ---------

                            PRICE LIST AND TRADEMARKS

                                    EXHIBIT B
                                    ---------

                       QUARTERLY AND ANNUAL PURCHASE GOALS

                                      21